Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Frequency Electronics, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $1.00 per share	(1)	457(a)	1,000,000		$52.93	$52,930,000.00	0.0001381	$7,309.64
Fees to be Paid	Equity	Common Stock, par value $1.00 per share	(2)	457(o)					0.0001381
Fees to be Paid	Equity	Preferred Stock, par value $1.00 per share	(3)	457(o)					0.0001381
Fees to be Paid	Other	Warrants	(4)	457(o)					0.0001381
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(5)	457(o)		$		$100,000,000.00	0.0001381	$13,810.00

Total Offering Amounts:								$152,930,000.00		21,119.64
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$21,119.64

__________________________________________
Offering Note(s)

(1)	Represents the shares of common stock of the registrant that may be offered for resale by the selling stockholders pursuant to the prospectus included in the registration statement to which this exhibit is attached.

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The maximum price per share and maximum aggregate offering price are based on the average of the high and low sale prices of the shares of common stock as reported on The Nasdaq Global Market on July 16, 2026, which date is within five business days prior to filing the registration statement to which this exhibit is attached.
(2)	The amount to be registered consists of up to $100,000,000 of an indeterminate amount of shares of common stock, shares of preferred stock and/or warrants that may be offered and sold from time to time in one or more offerings. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement to which this exhibit is attached also covers such indeterminate number of additional shares of common stock and preferred stock as may become issuable with respect to the shares being registered hereunder to prevent dilution in the event of a reorganization, reclassification, stock split, dividend or distribution, or any similar transaction.
(3)	The amount to be registered consists of up to $100,000,000 of an indeterminate amount of shares of common stock, shares of preferred stock and/or warrants that may be offered and sold from time to time in one or more offerings. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement to which this exhibit is attached also covers such indeterminate number of additional shares of common stock and preferred stock as may become issuable with respect to the shares being registered hereunder to prevent dilution in the event of a reorganization, reclassification, stock split, dividend or distribution, or any similar transaction.
(4)	The amount to be registered consists of up to $100,000,000 of an indeterminate amount of shares of common stock, shares of preferred stock and/or warrants that may be offered and sold from time to time in one or more offerings. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement to which this exhibit is attached also covers such indeterminate number of additional shares of common stock and preferred stock as may become issuable with respect to the shares being registered hereunder to prevent dilution in the event of a reorganization, reclassification, stock split, dividend or distribution, or any similar transaction.
(5)	The amount to be registered consists of up to $100,000,000 of an indeterminate amount of shares of common stock, shares of preferred stock and/or warrants that may be offered and sold from time to time in one or more offerings. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement to which this exhibit is attached also covers such indeterminate number of additional shares of common stock and preferred stock as may become issuable with respect to the shares being registered hereunder to prevent dilution in the event of a reorganization, reclassification, stock split, dividend or distribution, or any similar transaction.